Exhibit 99.1

Beverly Enterprises Responds to 13-D Filing

    FORT SMITH, Ark.--(BUSINESS WIRE)--Jan. 24, 2005--Beverly Enterprises, Inc. (NYSE:BEV) today announced -- in response to inquiries -- that it is aware of the 13-D filing by Appaloosa Management LP, Franklin Mutual Advisors LLC, Formation Capital LLC and Northbrook NBV LLC. The Beverly Board of Directors -- consistent with its fiduciary duties -- is reviewing the preliminary expressions of interest referred to in the filing and will respond in due course.
    Beverly Enterprises, Inc. and its operating subsidiaries are leading providers of healthcare services to the elderly in the United States. BEI, through its subsidiaries, currently operates 351 skilled nursing facilities, as well as 18 assisted living centers, and 52 hospice and home health centers. Through Aegis Therapies, BEI also offers rehabilitative services on a contract basis to facilities operated by other care providers.

    CONTACT: Beverly Enterprises, Inc.
             Investor Contact:
             James M. Griffith, 479-201-5514
             or
             Media Contact:
             Blair C. Jackson, 479-201-5263
             www.beverlycorp.com